Exhibits 5.1 & 23.1

ROBERT L. B. DIENER

Attorney at Law

41 Ulua Place

Haiku, HI 96708

(808) 573-6163 Fax: (310) 362-8887

rob@rdienerlaw.com

March 1, 2017

Pay My Time LTD

30, Percy Street

London W1T2DB

United Kingdom

Re: Securities Being Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Pay My Time LTD, a a company registered in England and Wales (the “Company”) in connection with the Company’s filing of its Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the initial public offering of 500,000 Ordinary Shares and the resale of 1,000,000 Ordinary Shares by the selling shareholders named therein (the “Selling Shareholders”) (the “Shares”).

In connection with rendering this opinion, we have reviewed the following: (i) the Company’s certificate of incorporation, as amended to date; (ii) the Company’s other constituent documents in effect on the date hereof and (iii) certain resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of the Shares.

We have reviewed such additional documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion expressed below is limited to the Law of England and Wales, as amended (which includes reported judicial decisions interpreting the Law of England and Wales).

Based upon the foregoing and upon the representations and information provided by the Company, we hereby advise you that in our opinion the Shares, including Shares to be issued in the Offering when issued, have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Registration Statement and the related Prospectus.

Sincerely,

LAW OFFICES OF ROBERT DIENER

By:	/s/ Robert L. B. Diener
Robert L. B. Diener